As filed with the Securities and Exchange Commission on June 26, 2014

Registration Statement No. 333-189719

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQT Midstream Partners, LP

EQT Midstream Finance Corporation

Subsidiary Guarantors Listed on Schedule A

Hereto

(Exact name of registrant as specified in its charter)

Delaware	37-1661577
Delaware	90-0997232
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(412) 553-5700

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

Philip P. Conti

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(412) 553-5700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Joshua Davidson

Mollie H. Duckworth

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee(1)
Common Units Representing Limited Partner Interests
Debt Securities
Guarantees of Debt Securities(2)

(1)                                    An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act, as amended, the registrant is deferring payment of all of the registration fee.

(2)                                     If a series of debt securities of EQT Midstream Partners, LP is guaranteed, the Subsidiary Guarantors listed on Schedule A hereto may irrevocably and unconditionally guarantee the debt securities of EQT Midstream Partners, LP. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.

SCHEDULE A

SUBSIDIARY GUARANTORS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No
Equitrans, L.P.	Pennsylvania	25-1776875
Equitrans Investments, LLC	Delaware	45-4937206
Equitrans Services, LLC	Delaware	90-0835531
EQM Gathering Holdings, LLC	Delaware	46-3895163
EQM Gathering Opco, LLC	Delaware	32-0422322

*                 The address for each registrant’s principal executive office is 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 and the telephone number for each registrant’s principal executive office is (412) 553-5700.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration Statement No. 333-189719) of EQT Midstream Partners, LP (the “Partnership”), EQT Midstream Finance Corporation and the Partnership’s subsidiary guarantor registrants (the “Registration Statement”) is being filed for the purpose of: (i) adding EQM Gathering Holdings, LLC and EQM Gathering Opco, LLC, both of which are subsidiaries of the Partnership, as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement and adding such subsidiaries to the list of Subsidiary Guarantors on the preceding page; and (ii) filing or incorporating by reference the required exhibits to the Registration Statement.  No changes or additions are being made hereby to the base prospectus that forms a part of the Registration Statement. Accordingly, the base prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission Registration Fee	$ *
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Expenses	**
Miscellaneous	**
TOTAL	$ **

*                                         The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r) under the Securities Act of 1933.

**                                  These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

EQT Midstream Partners, LP

Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled “Description Of Our  Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law from and against all losses, claims, damages or similar events and is incorporated herein by reference.

We and our general partner have jointly entered into indemnification agreements (the “Indemnification Agreements”) with our general partners’ directors and executive officers (collectively, the “Indemnitees”). Under the terms of the Indemnification Agreements, we and our general partner have agreed to indemnify each Indemnitee, subject to certain conditions, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, ERISA excise taxes, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals (each, a “Proceeding”), in which the Indemnitee is involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that the Indemnitee is or was a director or officer of our general partner or is or was serving at the request of our general partner as a manager, managing member, general partner, director, officer, fiduciary, or trustee of another entity.  To the extent that a change in the laws of the State of Delaware permits greater indemnification or advancement of expenses than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

In addition, under the terms of the Indemnification Agreements, we and our general partner have agreed to pay all expenses incurred by an Indemnitee in connection with any Proceeding pursuant to the above, prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee is not entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling our company as set forth above, we have been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We expect that any underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of us and our general partner, officers and directors of our general partner, and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

EQT Corporation’s (“EQT’s”) by-laws provide its directors or officers shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the company or otherwise) arising out of their service to EQT or to another enterprise at EQT’s request.

EQT’s by-laws provide that it may purchase and maintain insurance to protect itself and any director or officer against any liability asserted against such person and incurred by such person in respect of the service of such person, whether or not EQT would have the power to indemnify such person against such liability by law or under the provisions of its by-laws. EQT maintains directors’ and officers’ liability insurance covering its directors and officers, including David L. Porges, Philip P. Conti, Randall L. Crawford, Lewis B. Gardner and Theresa Z. Bone, with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, EQT may receive reimbursement for amounts as to which the directors and officers are indemnified by EQT under the by-law indemnification provisions described above. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the by-law indemnification provision described above.

EQT also has indemnification agreements with all its executive officers and directors (who are referred to collectively as indemnitees), including David L. Porges, Philip P. Conti, Randall L. Crawford, Lewis B. Gardner and Theresa Z. Bone. These agreements provide that the indemnitees will be protected as promised in the by-laws of EQT (regardless of, among other things, any amendment to or revocation of the by-laws of EQT or any change in the composition of the board of directors of EQT or an acquisition transaction relating to EQT) and advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements.  These agreements also provide,  to the extent insurance is maintained, for the continued coverage of the indemnitees under EQT’s director and officer insurance policies. The indemnification agreements, among other things and subject to certain limitations, indemnify and hold harmless the indemnitees against any and all reasonable expenses and any all liability and loss incurred or paid by the indemnitees in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of EQT or otherwise, in which the indemnitees are, were or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the indemnitees are or were directors or officers of EQT or were serving at the request of EQT.

EQT Midstream Services, LLC

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

•                  any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

•                  any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner;

•                  any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and

•                  any person designated by our general partner.

Our general partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

EQT Midstream Finance Corporation

Section 145 of the Delaware General Corporation Law, among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination that the present or former director, officer, employee or agent has met the applicable standard of conduct and, in the case of a person who is a director or officer of the corporation at the time of such determination, such determination shall be made by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, Article VI of the bylaws of EQT Midstream Finance Corporation provides for the indemnification of directors and officers of the company and those persons who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company as set forth above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We expect that any underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of EQT Midstream Finance Corporation and its officers and directors, including indemnification for liabilities under the Securities Act.

Item 16. Exhibits.

(a) Exhibits. The following documents are filed as exhibits to this Registration Statement:

Exhibit
Number		Description

1.1*	—	Form of Underwriting Agreement.

3.1	—	Certificate of Limited Partnership of EQT Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (file No. 333-179487) filed on February 13, 2012).

3.2	—

First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated July 2, 2012 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (file No. 000-35574) filed on July 2, 2012).

3.3	—	Certificate of Formation of EQT Midstream Services, LLC (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (file No. 333-179487) filed on February 13, 2012).

3.4	—

First Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC (incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K (file No. 000-35571) filed on July 2, 2012).

3.5**	—	Certificate of Incorporation of EQT Midstream Finance Corporation, dated as of June 18, 2013.

3.6**	—	Bylaws of EQT Midstream Finance Corporation.

4.1**	—	Form of Senior Indenture of EQT Midstream Partners, LP.

4.2**	—	Form of Subordinated Indenture of EQT Midstream Partners, LP.

5.1**	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

5.2**	—	Opinion of Buchanan Ingersoll & Rooney PC as to the legality of the securities being registered.

5.3†	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered by this Post-Effective Amendment No. 1 to Form S-3.

8.1**	—	Opinion of Baker Botts L.L.P. relating to tax matters.

12.1**	—	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1†	—	Consent of Ernst & Young LLP.

23.2†	—	Consent of Baker Botts L.L.P. (contained in Exhibits 5.1, 5.3 and 8.1).

23.3**	—	Consent of Buchanan Ingersoll & Rooney PC (contained in Exhibit 5.2).

24.1**	—	Power of Attorney.

*                                         The registrant will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby and (v) any required Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee on Form T-1.

**                                  Previously filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-189719) filed on July 1, 2013.

†                                         Filed herewith.

Item 17. Undertakings.

I.                Each of the undersigned registrants hereby undertakes:

(a)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II.           That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)         Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

III.      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

IV.       Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

V.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

VI.       The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Act”), in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on June 26, 2014.

EQT MIDSTREAM PARTNERS, LP

By:	EQT Midstream Services, LLC,
its General Partner

	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

EQT MIDSTREAM FINANCE CORPORATION

	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

EQUITRANS, L.P.

By:	Equitrans Services, LLC,
its general partner

By: Equitrans Investments, LLC,
its sole member

By: EQT Midstream Partners, LP,
its sole member

By: EQT Midstream Services, LLC
its General Partner

	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief
Financial Officer

EQUITRANS INVESTMENTS, LLC

By:	EQT Midstream Partners, LP,
its sole member

By:	EQT Midstream Services, LLC,
its General Partner

	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief
Financial Officer

EQUITRANS SERVICES, LLC

By:	Equitrans Investments, LLC,
its sole member

By:	EQT Midstream Partners, LP,
its sole member

	By:	EQT Midstream Services, LLC,
its General Partner

	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief
Financial Officer

EQM GATHERING HOLDINGS, LLC

By:	EQT Midstream Partners, LP,
its sole member

By:	EQT Midstream Services, LLC,
its General Partner

	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief
Financial Officer

EQM GATHERING OPCO, LLC

By:	EQM Gathering Holdings, LLC,
its sole member

By:	EQT Midstream Partners, LP,
its sole member

	By:	EQT Midstream Services, LLC,
its General Partner

	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

EQT MIDSTREAM SERVICES, LLC, as the general partner of EQT MIDSTREAM PARTNERS, LP, on behalf of itself and (i) as the sole member of EQUITRANS INVESTMENTS, LLC, on behalf of itself and as the sole member of EQUITRANS SERVICES, LLC, on behalf of itself and as the general partner of EQUITRANS, L.P. and (ii) as the sole member of EQM GATHERING HOLDINGS, LLC, on behalf of itself and as the sole member of EQM GATHERING OPCO, LLC.

Signature		Title	Date

*		Chairman, President and	June 26, 2014
David L. Porges		Chief Executive Officer
(Principal Executive Officer)

/s/ Philip P. Conti		Director, Senior Vice President and	June 26, 2014
Philip P. Conti		Chief Financial Officer
(Principal Financial Officer)

*		Vice President, Finance and Chief Accounting	June 26, 2014
Theresa Z. Bone		Officer
(Principal Accounting Officer)

*		Director	June 26, 2014
Julian M. Bott

*		Director	June 26, 2014
Michael A. Bryson

*		Director	June 26, 2014
Randall L. Crawford

*		Director	June 26, 2014
Lewis B. Gardner

*		Director	June 26, 2014
Lara E. Washington

*By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-Fact

EQT MIDSTREAM FINANCE CORPORATION

*		Chairman, President and	June 26, 2014
David L. Porges		Chief Executive Officer
(Principal Executive Officer)

/s/ Philip P. Conti		Director, Senior Vice President and	June 26, 2014
Philip P. Conti		Chief Financial Officer
(Principal Financial Officer)

*		Vice President and Principal Accounting	June 26, 2014
Theresa Z. Bone		Officer

*		Director	June 26, 2014
Randall L. Crawford

*		Director	June 26, 2014
Lewis B. Gardner

*By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number		Description

1.1*	—	Form of Underwriting Agreement.

3.1	—	Certificate of Limited Partnership of EQT Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (file No. 333-179487) filed on February 13, 2012).

3.2	—

First Amended and Restated Agreement of Limited Partnership of EQT Midstream Partners, LP, dated July 2, 2012 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (file No. 000-35574) filed on July 2, 2012).

3.3	—	Certificate of Formation of EQT Midstream Services, LLC (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (file No. 333-179487) filed on February 13, 2012).

3.4	—

First Amended and Restated Limited Liability Company Agreement of EQT Midstream Services, LLC (incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K (file No. 000-35571) filed on July 2, 2012).

3.5**	—	Certificate of Incorporation of EQT Midstream Finance Corporation, dated as of June 18, 2013.

3.6**	—	Bylaws of EQT Midstream Finance Corporation.

4.1**	—	Form of Senior Indenture of EQT Midstream Partners, LP.

4.2**	—	Form of Subordinated Indenture of EQT Midstream Partners, LP.

5.1**	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

5.2**	—	Opinion of Buchanan Ingersoll & Rooney PC as to the legality of the securities being registered.

5.3†	—	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered by this Post-Effective Amendment No. 1 to Form S-3.

8.1**	—	Opinion of Baker Botts L.L.P. relating to tax matters.

12.1**	—	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1†	—	Consent of Ernst & Young LLP.

23.2†	—	Consent of Baker Botts L.L.P. (contained in Exhibits 5.1, 5.3 and 8.1).

23.3**	—	Consent of Buchanan Ingersoll & Rooney PC (contained in Exhibit 5.2).

24.1**	—	Power of Attorney.

*

The registrant will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby and (v) any required Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee on Form T-1.

**	Previously filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-189719) filed on July 1, 2013.
†	Filed herewith.